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                                                                    Exhibit 10.1


                       SECOND LOAN MODIFICATION AGREEMENT

     This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of June 15, 2006, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and APPLIX, INC., a Massachusetts corporation with its chief executive office located at 289 Turnpike Road, Westboro, Massachusetts 01581 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 19, 2004, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 19, 2004, between Borrower and Bank, as amended by that certain First Loan Modification Agreement dated as of April 14, 2005 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.


2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents"). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".


3.   DESCRIPTION OF CHANGE IN TERMS.

     A. Modifications to Loan Agreement.


          1. The Loan Agreement shall be amended by adding the following new subsections to Section 2.4 thereof:

                    "(e) Termination Fee. If, pursuant to this Agreement, the Borrower is acquired prior to the Term Loan Maturity Date, Borrower shall promptly pay bank an early termination fee equal to Sixty-Five Thousand Dollars ($65,000.00).

                    (f) Term Loan Commitment Fee. A fully earned, non-refundable facility fee of thirty thousand ($30,000.00) is due and payable on June 15, 2006."

          2. The Loan Agreement shall be amended by inserting the following new section, Section 2.1.7, in its appropriate numerical place therein:

               "2.1.7 TERM LOAN.

               (a) Availability. Bank shall make one (1) loan available to Borrower in an amount up to the Term Loan on June 15, 2006, subject to the satisfaction of the terms and conditions of this Agreement.

               (b) Interest Rate. The principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Term Loan Interest Rate.

               (c) Interest Payments. Commencing on July 1, 2006, and continuing on the Term Loan Payment Date of each month thereafter, Borrower shall make monthly payment of interest only, at the rate set forth in Section 2.1.7(b).

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               (d) Repayment. Commencing on October 1, 2006, and continuing on the Term Loan Payment Date of each month thereafter, Borrower shall repay the Term Loan in (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest (the "TERM LOAN PAYMENT"). Borrower's final Term Loan Payment, due on the Term Loan Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan."


          3. The Loan Agreement shall be amended by deleting the following provision appearing as subsection (a) of Section 6.2 thereof:


                    "(a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the immediately preceding month certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) Business Days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Domestic Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) annually, and as revised, Board approved quarterly financial and operating plans and (vi) other financial information reasonably requested by Bank."

               and inserting in lieu thereof the following:

                    "(a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the immediately preceding month certified by a Responsible Officer and in a form reasonably acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) Business Days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that is reasonably likely to result in damages or costs to Borrower or any Domestic Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (v) annually, and as revised, but no later than thirty (30) days after the date of Board approval, Board approved quarterly financial and operating plans and (vi) other financial information reasonably requested by Bank."

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          4.   The Loan Agreement shall be amended by inserting the following sentence to appear at the end of Section 6.6(a) thereof:


               "Any Guarantor shall maintain all depository, operating and securities accounts with Bank, or SVB Securities."

          5. The Loan Agreement shall be amended by deleting the following first sentence in Section 6.7 entitled "Financial Covenants" in its entirety:


                    "Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:"

               and inserting in lieu thereof the following:

                    "Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted, on a consolidated basis:"

          6. The Loan Agreement shall be amended by deleting the following provision appearing as subsection (b) of Section 6.7 thereof:


                    "(b) EBITDA. Borrower shall have: (i) quarterly EBITDA losses not to exceed: (A) Five Hundred Thousand Dollars ($500,000.00) for the quarter ending March 31, 2005, and (B) One Hundred Thousand Dollars ($100,000.00) for the quarter ending June 30, 2005; and (ii) quarterly positive EBITDA of at least: (A) Two Hundred Fifty Thousand Dollars ($250,000.00) for the quarter ending September 30, 2005, and
                    (B) Two Million Dollars ($2,000,000.00) for the quarter ending December 31, 2005; and (C) the greater of either (i) One Dollar ($1.00) or (ii) fifty (50.0%) percent of the Borrower's board of director's approved operating plan for Borrower for the quarter ending March 31, 2006 and as of the last day of each quarter thereafter."

               and inserting in lieu thereof the following:

                    "(b) EBITDA. Borrower shall have: (i) quarterly positive EBITDA of at least: (A) One Million Dollars ($1,000,000.00) for the quarter ending June 30, 2006, (B) Seven Hundred Fifty Thousand Dollars ($750,000.00) for the quarter ending September 30, 2006, (C) One Million Five Hundred Thousand Dollars ($1,500,000.00) for the quarter ending December 31, 2006, and (D) the greater of either: (i) One Million Dollars ($1,000,000.00) or (ii) seventy-five percent (75.0%) of the Borrower's board of director's approved operating plan for Borrower for the quarter ending March 31, 2007 and as of the last day of each quarter thereafter."

          7. The Loan Agreement shall be amended by inserting the following new provision to appear as Section 8.9 thereof:


               "8.9 GUARANTY. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor; (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) a material adverse change in the general affairs,


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               management, results of operation, condition (financial or
               otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor."

          8. The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:


                    ""CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, F/X Forward Contract, or any other extension of credit by Bank for Borrower's benefit."

                    ""EBITDA" means earnings before interest, taxes, depreciation and amortization in accordance with GAAP."

                    ""GUARANTOR" is any present or future guarantor of the Obligations."

                    ""REVOLVING MATURITY DATE" is March 18, 2007."

               and inserting in lieu thereof:

                    ""CREDIT EXTENSION" is any Advance, Equipment Advance, Letter of Credit, Term Loan, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower's benefit."

                    ""EBITDA" means earnings before interest, taxes, depreciation and amortization in accordance with GAAP, plus non-cash stock compensation expenses, foreign exchange gains or losses, adjustments for purchase accounting, and other non-cash expenses as reasonably determined by Borrower and allowed by Bank."

                    ""GUARANTOR" is any present or future guarantor of the Obligations, including, without limitation, Applix Securities Corp."

                    ""REVOLVING MATURITY DATE" is June 18, 2007."

          9. The Loan Agreement shall be amended by inserting the following definitions in their appropriate alphabetical order in Section
               13.1 thereof:


                    ""TERM LOAN" is an aggregate amount equal to Six Million Five Hundred Thousand Dollars ($6,500,000.00) outstanding at any time."

                    ""TERM LOAN INTEREST RATE" is the floating per annum rate equal to three-quarters of one percentage points (0.75%) above the Prime Rate."

                    ""TERM LOAN MATURITY DATE" is September 1, 2009."

                    ""TERM LOAN PAYMENT" is defined in Section 2.1.7(c)."

                    ""TERM LOAN PAYMENT DATE" is the first day of each calendar month."

          10. The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

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4.   FEES. Borrower shall pay to Bank a modification fee equal to Three Thousand
Seven Hundred and Fifty Dollars ($3,750.00) due and payable on the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.


5. RATIFICATION OF NEGATIVE PLEDGE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of March 19, 2004, between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.


6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.


8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.


9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.


10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.





            [The remainder of this page is intentionally left blank]



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     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:                                          BANK:

APPLIX, INC.                                       SILICON VALLEY BANK

By: /s/ Milton A. Alpern                           By: /s/ Michael J. Fell
    --------------------                              --------------------

Name: Milton A. Alpern                             Name: Michael J. Fell
      -----------------                                  -----------------

Title: Chief Financial Officer                     Title: Relationship Manager
       -----------------------                            --------------------





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                                    EXHIBIT A
                             COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK
FROM: APPLIX, INC.

The undersigned authorized officer of Applix, Inc. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and
(ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.


..PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.


REPORTING COVENANT                                           REQUIRED                                 COMPLIES
------------------                                           --------                                 --------

Monthly financial statements with CC                         Monthly within 30 days                   Yes   No
Annual (CPA Audited) with CC                                 FYE within 120 days                      Yes   No
Board Approved Financial Plans                               Annually, as revised within 30 days      Yes   No
BBC A/R Agings                                               Monthly within 30 days                   Yes   No
Audit                                                        Annually                                 Yes   No


FINANCIAL COVENANT                                               REQUIRED          ACTUAL             COMPLIES
------------------                                               --------          ------             --------

Maintain on a Monthly Basis:
  Minimum Quick Ratio                                            1.50:1.0          _____:1.0          Yes   No

  Maintain on a Quarterly Basis
  Minimum EBITDA                                                 $_______*         $_______           Yes   No
* As set forth in Section 6.7(b) of the Agreement

                                                                 ----------------------------------
                                                                 BANK USE ONLY
COMMENTS REGARDING EXCEPTIONS:  See Attached.                    Received by: _____________________
Sincerely,                                                                      AUTHORIZED SIGNER

_____________________________                                    Date:    _________________________
SIGNATURE

_____________________________                                    Verified: ________________________
TITLE                                                                           AUTHORIZED SIGNER

_____________________________                                    Date:    _________________________
DATE
                                                                 Compliance Status:      Yes     No
                                                                 ----------------------------------